T h e  F i f t h  S e a s o n  L i y a n g  I n v e s t m e n t  M a n a g e m e n t  C o . ,  L t d .

Cancellation Notice

To Quan Ju Xiang Catering Co., Ltd.:

On February 5, 2010, the Fifth Season Liyang Investment Management Co., Ltd. (“Liyang”) and Quan Ju Xiang Catering Co., Ltd. (“Quan Ju Xiang”) signed a commercial property lease contract. According to the contract, Liyang is to lease to Quan Ju Xiang the 3274 square meters property located at the intersection of Luo Wan Street and Yu Cai Street in Liyang city, and Quan Ju Xiang has the duty to pay rent on time and use the property under agreement terms.

Until the spring festival of 2011, Quan Ju Xiang had not been able to start renovating the property or open its business on time in accordance with the contract.

Because of Quan Ju Xiang’s delay, the contract can no longer be fulfilled. To prevent more losses for both parties, we hereby issue the notice to cancel the above mentioned commercial property lease contract in accordance with relevant terms of the contract.

Both sides can negotiate and resolve afterward matters concerning cancellation in a friendly manner.

Notice Party:
The Fifth Season Liyang Investment Management Co., Ltd.
August 28, 2011